EXHIBIT 31.2

RULE 13a-14(a) CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Gary S. Titus, certify that:

1.	I have reviewed this Amendment to Annual Report on Form 10-K/A of SciClone Pharmaceuticals, Inc. (the registrant); and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 27, 2009	/s/ GARY S. TITUS
Gary S. Titus Senior Vice President and Chief Financial Officer (Principal Financial Officer)